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安徽省江南产业集中区管委会与
ATI 模块化科技公司
模块化工厂生产基地项目

投资协议书

安徽省江南产业集中区管委会　制

美国ATI模块化技术公司项目投资协议书

American ATI Modular Technology Company Project Investment Agreement

甲　方：安徽省江南产业集中区管委会　(简称:“甲方”)

Party A: Administrative Committee of Jiangnan Industrial Concentration Zone of Anhui Province (Abbreviation "Party A")

乙　方：ATI 模块化科技公司　　　　（简称：“乙方”）

Party B: ATI Modular Technology Corporation (Abbreviation "Party B")

甲、乙双方本着平等、自愿、互利、诚信、协商一致的原则，就乙方在甲方建设 ATI 模块化绿色建筑制造项目相关事宜达成如下协议：

Party A and Party B have reached the following agreement to construct ATI Modular Green Building on Party A's location in accordance with the principles of equality, voluntariness, mutual benefit, integrity and consensus:

一、项目名称：模块化工厂生产基地

I, the Project Name: Modular Plant Production Base_

二、项目内容：乙方租用甲方厂房、商业用房和公租房建设绿色环保型模块化工厂、建筑模块化开发研究所和培训基地、企业培养箱（工程技术研究中心、工业设计中心、院士和博士后工作站、工程实验室等）、ATI 公司全球办事处等。

II. Project Contents: Party B rents Party A's factory buildings, commercial buildings and rental houses to build environmentally protected modular manufacturing plants, build modular development research institute and training base, enterprise incubator (engineering technology research center, industrial design center, academician and post-doctoral workstations, engineering laboratories, etc.), ATI Modular Technology global company offices etc.

三、项目注册：乙方按照《中华人民共和国公司法》的规定在安徽省江南产业集中区内设立企业法人。2017 年 2 月底完成工商注册登记；注册资本总额 3.96 亿元，自本协议签订之日起 5 年内，每年到位注册资金增量不少于 7,920 万元。首笔注册资金 7920 万元应于 2017 年 12 月 31 日之前到位。乙方在甲方区域内依法注册的企业法人与乙方共同履行本协议。

III. Project Registration: Party B shall designate corporate legal person in Jiangnan Industrial Concentration Zone in accordance with the "Company Law of People of Republic of China". Complete the industrial and commercial registration before the end of February 2017 and registered capital of 396 million yuan total to be invested within 5 years from the date of signing this agreement in increments of no less than 79.2 million yuan per year for five years. The first registered capital of 79.2 million yuan should be in place no later than December 31, 2017. Party B shall register the corporate legal person in accordance with the law in Party A's region and Parties shall perform this agreement together.

四、项目投资总额：乙方 5 年内固定资产投资总额不少于 3.96 亿元人民币（固定资产投资额以甲方委托的中介机构评估结果为准，下同）。

IV, Total Investment of the Project: The total investment in fixed assets from Party B within 5 years shall be no less than 396 million yuan(The amount of investment in fixed assets shall be subject to the evaluation result of the agency commissioned by Party A, the same as for item 5).

五、项目建设期限：全部项目 5 年完成。乙方自本协议签订之日起 12 个月在所租用的甲方厂房内累计完成固定资产投资不少于 7,920 万元人民币；24 个月在所租用的甲方厂房内累计完成固定资产投资不少于 15，840 万元人民币；36 个月内累计完成固定资产投资不少于 23，760 万元人民币；48 个月内累计完成固定资产投资不少于 31，680 万元人民币；60 个月内累计完成固定资产投资不少于 39，600 万元人民币。

V, Project Construction Period: All projects will be completed in 5 years. Party B shall accumulatively complete the fixed assets investment no less than RMB 79.20 million in Party A's leased premises within 12 months from the date of signing this Agreement; within 24 months, Party B shall accumulatively complete the fixed assets investment no less than RMB 158.40 million; within 36 months, Party B shall accumulatively complete the fixed assets investment no less than RMB 237.60 million; within 48 months, Party B shall accumulatively complete the fixed assets investment no less than RMB 316.80 million and finally within 60 months, Party B shall accumulatively complete the fixed assets investment no less than RMB 396.00 million.

六、项目用房：

VI, Project Space:

（一）位置和面积：位于甲方产业园，总面积约 244,776 平方米。其中单层厂房约 83,312 ㎡、多层厂房约 75,297 ㎡、商业用房约 86,167 ㎡；公租房 75 套。（实际使用面积以租赁合同为准）

（1）Location and Area: located in the Party A's Industrial Park, with a total area of about 244,776 square meters, of which single-storied plant building about 83,312 square meters, multi-storied plant building about 75,297 square meters, commercial housing about 86,167 square meters and 75 units of public rental houses.

（The actual area should be in accordance with the lease contract）

(二)为减少乙方投资风险，在签订本协议时，乙方可按实际租用面积与甲方安徽省江之南建设发展有限公司签订租赁合同，按每栋厂房一个月租金的标准交纳履约保证金，乙方将在 2017 年 2 月 27 日之前选择确切的出租地区。安徽省江之南建设发展有限公司凭租赁合同和履约保证金收款凭证方可将标准化厂房和商业用房交付给乙方使用。乙方上述项目用房中暂不使用的房屋，甲方予以预留 1 年，超过 1 年乙方未租用的，甲方可另行使用。项目用房租赁期 10 年。到期后，乙方有权延长租赁期限，租赁政策和价格按甲方当时同类企业中最优惠的政策执行。但乙方必须在租约到期前 60 天前将延长的意图以书面形

式通知甲方，甲方必须出租给乙方。

(2) In order to reduce the investment risk of Party B, meanwhile Party B signs this contract, Party B may simultaneously sign the lease contract with Party A's Jiangnan Construction & Development Co., Ltd. （JCDC） in Anhui Province in accordance with the actual rented area and pay performance bonds in accordance with the standard monthly rent for each plant. Party B will select the exact rental area no later than February 27, 2017. Based on the lease contract and the performance bond certificate, JCDC can then deliver the standardized plant and commercial buildings for Party B to use. Party A shall reserve for one years for the buildings not used in the above-mentioned projects by Party B, and if the buildings are not rented for more than one years, Party A may use the unrented buildings for other purposes. The lease period for the project space is 10 years. Upon expiration of the initial contract, Party B shall have the right to extend the lease term, and the rental policy and price shall be executed in accordance with the most favorable policies from the then Party A's same kind of enterprises. Party B must inform Party A in writing of the intent of the extension 60 days before the expiration of the lease, and Party A must rent it to Party B.

(三)每栋房屋自甲方交付之日起免费给予乙方 4 个月装修期。如甲方出台有这方面的装修补贴政策，乙方应同样享受。

（3）Each building from the date of delivery by Party A to Party B for renovation, the rent is free for 4 months. If Party A promulgates the subsidy policy for renovation, Party B should enjoy the same.

（四）乙方租赁厂房后，与使用厂房相关的场地、道路供乙方无偿使用。此外，乙方可以免费使用邻近其租赁设施的道路。

(4) After Party B leases the plant, Party B can use plant-related sites and roads for free. Additionally, Party B can use any roads adjacent to the facilities that it leases for free.

（五）房屋租赁价格：单层厂房租赁价格为 9 元人民币/平方米/月，多层厂房一层租赁价格为 7 元人民币/平方米/月；二层为 6 元人民币/平方米/月；三层及以上为 5 元人民币/平方米/月；公租房租金为 5 元人民币/平方米/月，商业用房租赁价 10 人民币/平方米/月。

(5) Rental price: rental price is 9 yuan RMB / square meter / month for single-storied factory buildings and 7 yuan RMB / square meter/ month for multi-storied factory buildings; 6 yuan RMB / square meter / month for two-storied; 5 yuan

RMB / square meter / month for three-storied and above; 5 yuan RMB / square meter / month for public rental and 10 yuan RMB / square meter / month for commercial housing rental.

七、优惠政策：
VII, Preferential Policies:

（一）固定资产（设备）投资奖励。对享受中共池州市委、池州市政府府关于固定资产（设备）投资奖励规定（池发〔2015〕4号）的项目,即对属于高新技术产业、战略性新兴产业和工业强基〔关键基础材料、核心基础零部件-元器件、先进基础工艺、产业基础技术〕相关产业，设备投资总额600万元以上、单张（单台）设备发票不低于10万元的批量或成套设备且建设周期不超过24个月的重大工业新建或技术改造项目，竣工投产后一次性按生产设备实际投入额的4%给予支持，单个项目最高不超过100万元，固定资产（设备）投资达到2500万元以上的部分，甲方按3%标准予以奖励，单个项目最高不超过1000万元（详见江南管发〔2016〕39号文件）。

(1) Fixed assets (equipment) investment incentives. The major industrial new or technological transformation projects shall enjoy the CPC Chizhou Municipal Party Committee and Chizhou

Municipal Government's regulations on the investment incentives for fixed assets (equipment) (Chi Fa [2015] 4), regarding the projects belong to high-tech industries, strategic emerging industries and strong industrial base related industries [Key Basic Materials, Core basic Parts and Components - Components, Advanced Basic Processes, Industrial Basic Technology] whose equipment investment is over 6 million yuan, whose single sheet(single piece) equipment invoice is no less than 100,000 yuan in bulk or in complete sets of equipment and whose construction cycle is no more than 24 months. After completion and put into production, a 4% of one-time support is given based on the actual amount of the investment and up to maximum 1 million yuan can be given to a single project. Fixed assets (equipment) investment of more than 25 million yuan, the portion in excess of 25 million yuan a 3% is rewarded by Party A ,and up to maximum 10 million yuan can be given to single project(See document Jiangnan Guanfa [2016] #39).

（二）标房标配补贴。甲方将确保乙方需要配备的货梯、行车、变压器、消防喷淋和无尘室，在企业投产后1个月内对配套设施的产权所有方给予统一公开补贴。如乙方在5年内撤离集中区的,应全额退还补贴款；如在第5—8年间撤离集中区的退还一半,8年以后撤离的不再退还，（详见江南管发〔2016〕39号文

件）。

(2) Standard Room Standard Supporting Facilities Subsidies. Party A will ensure Party B be equipped with freight elevators, motor vehicles, transformers, fire sprinklers and dustless rooms, and shall provide uniform and open subsidy to property owners of the supporting facilities within one month after the enterprises put the supporting facilities into production. If within 5 years, Party B withdraws from the Concentration Zone, the subsidies shall be fully refunded to the Concentration Zone by Party B. If within 5 to 8 years, Party B withdraws from the Concentration Zone, the subsidies shall be half refunded to the Concentration Zone by Party B; after 8 years, Party B withdraws from the Concentration Zone, the subsidies shall be no longer refunded. (detail see document Jiangnan Guanfa [2016] #39).

（三）租金补贴。乙方在甲方厂房内（含商业用房）生产经营期不低于 10 年，享受以下租金补贴，若生产经营期不足 10 年，乙方需补交公租房租金，厂房（含商业用房）租金按江南管发〔2016〕39 号文件执行。

(3)Rent Subsidies. Party B in the Party A's factory (including commercial buildings), if Party B's production and operation period is not less than 10 years, Party B shall enjoy the following rent

subsidies. If the production and operation period is less than 10 years, Party B shall pay the rent of public rental housing, the rent of the factory building (including commercial buildings)according to Jiangnan Guanfa [2016] #39.

1、第1年至第10年（含第10年），乙方如聘请中国国家“千人计划”“万人计划”、安徽省“百人计划”“特支计划”等高层次人才，由甲方全额补贴乙方每人一套公租房租金,租金由乙方按标准支付，由甲方财政全额补贴给乙方。

1, From year 1 to year 10 (including the 10th year), if Party B hires China's national "Thousands of People Plan" "Ten Thousands of People Plan", Anhui Province, "Hundreds of People Plan " "Special Support Program" and other high-level talents, Party A shall fully subsidize the rent per person per rental unit. The rent shall be paid by Party B in accordance with the standard and be fully subsidized by Party A’s finance to Party B.

2、第1年至第10年（含第10年），甲方再另外提供8套公租房给乙方使用，租金由乙方按标准支付，由甲方财政全额补贴给乙方。

2, From year 1 to year 10 (including the 10th year), Party A shall provide additional 8 units of public rental houses to be used by Party B; Party B shall pay rent according to the standard and Party A shall fully subsidized through its finance to Party B.

3、乙方外籍高管、院士（博士）每人一套公租房租金由乙方按标准支付，由甲方财政全额补贴给乙方。

3, Party A shall fully subsidize the rent per person per rental house unit to Party B's executives and academicians (Ph.D.). Party B shall pay rent according to the standard and Party A shall fully subsidized through its finance to Party B.

4、厂房和商业用房租金补贴（厂房和商业用房租金按乙方实际租用的房屋面积计算）。

4, plant and commercial housing rental subsidies (plant and commercial housing rent shall be calculated base on the actual rented area by Party B).

自本协议签订之日起，前 2 年甲方补贴乙方所租用的厂房和商业用房租金 100%。后 8 年，若乙方固定资产投资达到每 1000 平方米厂房（含商业用房、写字楼及配套用房）200 万元，或销售收入达到每 1000 平方米厂房（含商业用房、写字楼及配套用房）300 万元，或每年每 1000 平方米厂房（含商业用房、写字楼及配套用房）纳税 20 万元，甲方补贴乙方厂房（含商业用房、写字楼及配套用房）50%租金；若乙方投资达到每 1000 平方米厂房（含商业用房、写字楼及配套用房）400 万元，或销售收入达到每 1000 平方米厂房（含商业用房、写字楼及配套用房）600 万元，或每年每 1000 平方米厂房（含商业用房、写字楼及配套

用房）纳税30万元，甲方补贴乙方厂房（含商业用房、写字楼及配套用房）100%租金。

For the first 2 years of the lease term, Party A shall fully subsidize the rent for plant and commercial buildings. For the next 8 years, when the total fixed assets investment of Party B reaches 2 million RMB, or sales revenue reaches 3 million RMB per 1,000 square meters of factory buildings (including commercial buildings, office building and supporting houses); or pay tax 200,000 RMB per 1,000 square meters of factory buildings (including commercial buildings, office building and supporting houses), Party A shall subsidize Party B factory building (including commercial buildings, office building and supporting houses) 50% of the rent; when the total investment of Party B reaches 4 million RMB, or sales revenue reaches 6 million RMB per 1,000 square meters of factory buildings (including commercial buildings, office building and supporting houses); or pay tax 300,000 yuan RMB per 1,000 square meters of factory buildings (including commercial buildings, office building and supporting houses), Party A shall subsidize Party B factory building (including commercial buildings, office building and supporting houses) 100% of the rent.

（四）销售上台阶奖励。企业当年实现年销售收入达到 1500 万元/千平方米、年综合贡献率达到 3%及以上的，对其销售收入超额部分给予奖励，标准为销售收入超过 1500 万元/千平方米后每超过 200 万元奖励 1 万元，上不封顶。具体按江南产业集中区管委会江南管发〔2016〕39 号文执行。

(4) Incentives on Interval of Sales Increase. When the annual sales revenue reaches 15 million yuan / 1000 square meters, and the annual comprehensive contribution rate reaches 3% or above, the excess of sales revenue shall be rewarded. The standard shall be 10,000 yuan for each increase in 2 million yuan of revenue in excess of 15 million yuan / 1000 square meters and there is no cap for the max reward. The implementation is in accordance with Jiangnan Industrial Concentration Zone Management Committee Jiangnan Guanfa [2016] No. 39.

（五）用工补助。乙方自行新招员工凡签订 1 年以上劳动合同（或乙方与劳务派遣公司签订 1 年以上劳务合同），新招员工就业满 3 个月并交纳 3 个月社会保险、提供相应工资发放证明的，甲方按其新招员工参保人数每人 800 元的标准补助给乙方。乙方再次申报补助的，甲方以其在册参保人数和工资发放名册为基准，扣除之前已补助的基数后发放。甲方直接组织招工的，乙方不再享受此项用工补助。具体按江南产业集中区管

委会江南管发〔2016〕39号文执行。

(5) Employment Subsidy. Party B shall employ staffs by their own efforts and for those staffs who have signed a contract for more than one year (or Party B have signed a labor contract with Labor Dispatch Company for more than one year), who have employed and have paid for social insurance for three months, and who have been provided the proof of corresponding wages issued by the Party B, a standard 800 yuan per person shall be subsidized to Party B in accordance with the number of insured new staffs. If Party B shall declare the subsidy again, Party A shall deduct the previously subsidized base to figure out the issued subsidy on the basis of the number of insured persons in the register and the payroll roster. If Party A directly organizes recruitment, Party B no longer qualify for the labor subsidy. The implementation is in accordance with Jiangnan Industrial Concentration Zone Management Committee Jiangnan Guanfa [2016] No. 39.

（六）甲方提供给乙方4个免租金的办公室，最长24个月。

(6) Party A shall provide Party B four rent - free offices, within 24 months .

（七）乙方需要从美国进出口银行得到出口资助计划，甲

方需支持。介绍并帮助乙方得到当地的银行贷款和支持，允许为模块化企业从美国购置所需的专用设备和技术服务，以得到最有利的援助和支持。

(7) If Party B need to obtain export subsidized program from US Export-Import Bank, Party A shall support it. Introduce and assist Party B to obtain local bank loans and supports so that through receiving the most favorable assistance and support from the banks allows the modular enterprises to purchase the necessary special equipment and technical services from the United States.

（八）甲方根据乙方的需要调整园区内标准化厂房的大门，每个厂房最少调整 2 个大门，能够使产品和设备可以方便的从大门移动进出。

(8) According to the needs of Party B, Party A will adjust the gate of the standardized factory building, and adjust at least two gates for each building, which can make the products and equipment conveniently move in and out from the gate.

（九）甲方产业园内所有建筑的绿化带和草坪区域内由甲方负责维护和保养。围绕建筑物外种植的树木，植物和灌木需与呈现的图纸完全匹配。建筑物周围必须有良好的维护和崭新的外貌。在本协议签订后 30 天内，并在乙方介绍重大计划的活

动之前，甲方将确保完成初始保养和外貌。

(9) All the buildings' green belts and lawn areas in the New Energy Industrial Park shall be Party A's responsibility for caring and maintaining. Trees, plants and shrubs planted outside surrounding the building need to match exactly the same with the drawings presented. The building must have good maintenance and a brand new appearance around it. No later than 30 days after signing this agreement and before introducing major planned introductory activities by Party B, Party A shall ensure the initial upkeep and appearance is completed.

（十）甲方负责安装所需的安全围栏及其他的安全系统。

(10) Party A is responsible for the installation of the required safety fences and other safety systems.

（十一）甲方协助和支持学生交流计划，让从美国顶尖大学有前途的实习生在暑期期间用 14 天到 30 天的时间来为乙方交流工作，以推动企业和城市合作。

(11) Party A shall assist and support the student exchange program. Prospective interns from the top universities in the United States can come to work for Party B's exchange program, during the summer period from 14 days to 30 days in order to promote business

and urban cooperation.

（十二）乙方设备到厂后，如乙方需要，甲方应注入徽银.创盈基金，最多不超过所有设备投资的 20%，最大的支持金额不超过 3000 万人民币，期限为 2 年。乙方依法将该设备向甲方抵押 2 年，乙方保证该资金专款用于该项目生产，不得挪作其它用途。该资金由甲方、乙方、银行三方共同监管。具体按江南产业集中区管委会江南管发〔2016〕40 号文执行。

(12) After Party B's equipment arrives to the plant, if Party B needs, Party A shall start to inject the Anhui Bank (Hui Ying) and Profit Surplus (Chuang Ying) funds into Party B. The maximum injection shall not exceed 20% of all equipment investment, and the maximum amount of support does not exceed 30 million yuan for a period of 2 years. Party B shall mortgage the equipment to Party A according to law for 2 years, and Party B shall ensure that the fund is earmarked for the production of the project and shall not be diverted for other purposes. The funds are jointly monitored by the Party A, Party B and the bank. The implementation is according to the specific Jiangnan Industrial Development Zone Management Committee, Jiangnan Guangfa [2016] No. 40.

(十三)甲方积极帮助乙方争取池州市政府高新科技团队认证，在乙方取得高新科技团队认证后，为乙方提供 2000 万元人

民币参与股权 ,按基金运作方式注入。具体按池州市政府[2014]1号文执行。

(13) Party A shall actively assist Party B in obtaining the hi-tech team certification of Chizhou Municipal Government. After Party B obtains the hi-tech team certification, Party A shall provide RMB 20 million on behalf of Party B to participate in the equity and funds shall be injected in accordance with the operation of the fund. The specific is implemented in accordance with the document number 1 issued by the Chizhou Municipal government.

（十四）甲方积极协助乙方申报中国国内工程研究中心、工业设计中心、工程实验室、院士（博士）工作站，并帮助申报相应的补助资金。

(14) Party A shall actively assist Party B to declare China domestic engineering research center, industrial design center, engineering laboratories and academician (doctor) workstations and help to declare the corresponding subsidized funding.

（十五）甲方积极支持乙方在集中区注册的企业在中国或是美国市场成功上市，在主板上市的一次性给予经费补助 150 万元，在中国或美国其他板上市的一次性给予经费补助 100 万元, 在新四板挂牌的，一次性给予经费补助 50 万元,对成功发行

企业债、公司债、债务融资工具、私募债和中小企业集合信托计划的一次性给予经费补助 40 万元。具体按中共池州市委、市政府池发（2015）4 号文执行。

(15) Party A shall actively support Party B to register in the Concentration Zone and for Party B's companies who have successfully become listed in China or the US market will grant one-time funding 1.5 million yuan if listed on the main Board; will grant one-time funding 1 million yuan if listed on other board in China or the US and will grant one-time funding 500,000 yuan if listed on new four-board. For the successful issuance of industrial bonds, corporate bonds, debt financing tools, private debt and SME (small and medium enterprises) collective trust plan, will grant one-time funding 400,000 yuan. The specific is implemented in accordance with the document number Chifa（2015）4 issued by the CPC Chizhou Municipal Party Committee and City Government.

（十六）甲方负责让乙方使用的楼房和厂房内外的基础设施完备，包括水、电、天然气等其它基础设施和交通道路的修建和完善。甲方积极帮助乙方申报中国国内高新企业认证，在乙方达到电厂直供用电标准后，积极协助乙方申请使用直供用电；如光伏发电价格低于电厂供电价格，甲方应协助乙方使用

光伏发电。以帮助乙方减少生产成本，提高效益。

(16) Party A is responsible for letting Party B use the storied houses, and the infrastructure facilities inside and outside of the factory buildings, including water, electricity, natural gas and other infrastructure and traffic road pavement and improvement. Party A shall actively assist Party B to declare China High-tech Enterprise Certification. After Party B reaches the standard of the direct supply of electricity by the power plant, Party A shall actively assist Party B to apply for direct use of electricity; if the price of photovoltaic power generation is lower than the price of power supply, Party A shall assist Party B in the use of photovoltaic power generation in order to help Party B to reduce production costs and improve efficiency.

（十七）甲方积极支持乙方参加大型国际展览会, 并对展位费予以补贴。乙方参加市级以上政府（含）及其组成部门、省级以上专业协会（含）组织的国外、国内展销，每个标准摊位分别给予补贴 20000 元人民币、5000 元人民币，每个企业同时参展支持的展位不超过 2 个，通过其他渠道已享受扶持的企业除外。具体按中共池州市委、市政府池发[2015]4 号文执行.

(17) Party A shall actively support Party B to participate in the large-scale international exhibition booth, and subsidize the booth fees. Party B shall participate in the overseas and domestic

exhibitions organized by the government of city level or above and its constituents, and professional associations of provincial level or above, each standard booth shall be subsidized 20,000 RMB for overseas and 5,000 RMB for domestic booth. Each exhibitor can be supported no more than 2 booths in each exhibition, except for those exhibitors who have already been supported through other channels. The specific is implemented in accordance with the document number Chifa（2015）4 issued by the CPC Chizhou Municipal Party Committee and City Government.

（十八）甲方实行一站式服务。乙方重要的高层管理人员的户籍、暂住证等手续由甲方协助办理，其子女入托入学享受本地居民同等待遇。

(18) Party A shall implement one-stop service. For those key senior management executives from Party B, Party A shall assist in handling their household registrations, temporary residence permits and other procedures. Their children entering schools shall enjoy the same treatment of local residents.

（十九）甲方积极争取池州市政府对乙方在集中区落户的企业和研发机构引进对全市产业发展起决定性、关键性作用的创新创业领军人才、高端人才的补贴政策。根据服务期限和实

际情况，经评审认定后，给予最高不超过 500 万元补贴。对引进创新创业领军人才、高端人才和团队的个人，给予最高 50 万元资助。具体按中共池州市委办公室、市政府办公室池办秘（2016）101 号文执行。

(19) Party A shall actively strive for the Chizhou Municipal Government in regard to the enterprises and R & D institutions that settled in the Concentration Zone to introduce the subsidized policies for the leading and high-end talents who play a decisive and crucial role in the city's industrial development. Based on the service period and the actual situation, after the assessment and identification are done, the qualified talents shall be given maximum subsidy of 5 million yuan. For the individual who introduces innovative business leaders, high-end talents and team, shall be given up to 500,000 yuan of subsidy. The specific is implemented in accordance with the document number Chiban Confidential （2016）101 issued by the offices of CPC Chizhou Municipal Party Committee and City Government.

（二十）甲方积极帮助乙方争取申报人才项目。对乙方入选国家、省级人才项目的人才和团队，按照国家、安徽省奖励标准，由甲方和池州市政府本级按 1:1 的比例给予人才和团队配套奖励。具体按中共池州市委办公室、市政府办公室池办秘

（2016）101 号文执行。

(20) Party A shall actively assist Party B to strive for declaring talent project. For selected national and provincial Party B's talents and teams from the talent project, Party B shall be rewarded by talent and team in the ratio of 1: 1 in accordance with the level of national and Anhui provincial rewarding standards set up by Party A and Chizhou Municipal Government. The specific is implemented in accordance with the document number Chiban Confidential （2016） 101 issued by the offices of CPC Chizhou Municipal Party Committee and City Government.

（二十一）对乙方人才创新创业项目获得天使投资人、私募股权投资等投资的，根据实际需要，由甲方帮助乙方争取由池州市政府设立的天使基金、创业基金跟进投资予以支持。详见中共池州市委办公室、市政府办公室池办秘（2016）101 号文。

(21) Obtaining angel investors, private equity investment and others for Party B's talent innovation and entrepreneurship projects, according to actual needs, Party A shall assist Party B to obtain the support of the angel fund and venture capital follow-up investment that are set up by the Chizhou government. See the document number Chiban Confidential （2016） 101 issued by the offices of CPC Chizhou Municipal Party Committee and City Government.

（二十二）对乙方以购买、参股等方式转化科技成果并实现产业化的，根据经济社会效益贡献，按照成果转化金额的 50% 比例，由甲方帮助乙方申请池州市政府给予最高 100 万元补助。具体按中共池州市委办公室、市政府办公室池办秘（2016）101 号文执行。

(22) If Party B shall transform technological achievements and realize industrialization by means of purchase or equity participation, in accordance with the contribution of economic and social benefits, based on proportion to 50% of the amount of achievement transformation, Party A shall assist Party B to apply for subsidy for Chizhou Government to give a maximum of one million yuan to Party B. The specific is implemented in accordance with the document number Chiban Confidential （2016）101 issued by the offices of CPC Chizhou Municipal Party Committee and City Government.

（二十三）甲方优先推荐乙方申报高新技术企业，并享受高新企业技术政策，依法依规享受税收优惠政策。具体按池州市政府办公室池政办（2016）51 号文执行。

(23) Party A shall take the priority to introduce Party B to declare high-tech enterprises, and therefore enjoy high-tech

enterprise technology policies, and enjoy tax preferential policies in accordance with the law and regulation. The specific is implemented in accordance with the document number Chizhengban（2016）51 issued by the office of City Government.

（二十四）甲方协助乙方通过招标遴选方式进入池州市建筑产业现代化建设项目投标企业名录库，并协助乙方在同等条件下优先参加投标。支持非政府投资建设项目从名录库中选取施工总承包单位。具体按池州市政府办公室池政办（2016）51号文执行。

(24) Party A shall assist Party B to enter the bidding enterprise list of construction industry modernization construction project of Chizhou City through tender selection and assist Party B to give priority to bid under the same conditions. Support non - government investment in construction projects from the list of selected construction general contracting units. The specific is implemented in accordance with the document number Chizhengban（2016）51 issued by the office of City Government.

（二十五）对乙方携带具有自主知识产权的科技成果，开展科技成果转化活动，且 18 个月内投产的科技团队，给予 200-1000 万元人民币参股支持，参股比例不超过 49%；引导基

金形成的股权退出时，按照原值加同期银行活期存款利息，同等条件下可优先转让给科技团队。具体按中共池州市委、市政府池发（2015）4号文执行。

(25) For Party B's scientific and technological teams which own independent intellectual property rights to carry out scientific and technological achievements, which develop the transformation activities from the technological achievements, and which put into production within 18 months, shall be given from 2 to 10 million yuan RMB equity support, equity ratio no more than 49%; when the equity interest derived from the formation of the fund is withdrawn, the original value plus interest on the current time deposit shall be accumulated, and under the same conditions, the equity interest also can be transferred to the technological team on a preferential basis. The specific is implemented in accordance with the document number Chifa（2015）4 issued by the CPC Chizhou Municipal Committee and City Government.

（二十六）甲方积极支持乙方参与实施"中国制造 2025"规划纲要，对乙方列入国家、省试点的智能工厂、数字车间，申报池州市政府分别一次性支持 100 万元、50 万元和 40 万元、20 万元。新认定的国家级、省级两化融合管理体系贯标试点企业，申报池州市政府分别一次性支持 100 万元、50 万元。具体按中

共池州市委、市政府池发（2015）4号文执行。

(26) Party A shall actively support Party B to participate in the implementation of "China-made 2025" Plan. For Party B's intellectual factory and digital workshop that are included in the national and provincial pilot programs, Party B can declare one-time support 1 million yuan, 500,000 yuan and 400,000 and 200,000 yuan from the Chizhou Municipal Government. For the newly recognized both national and provincial integrated management systems and the implementation standards of the pilot enterprises, Party B can declare one-time support 1 million yuan, and 500,000 yuan from the Chizhou Municipal Government. The specific is implemented in accordance with the document number Chifa（2015）4 issued by the CPC Chizhou Municipal Committee and City Government.

（二十七）甲方积极支持乙方开发新产品和发明专利，对乙方新认定的国家级、省级重点信息消费产品，甲方帮助乙方申报池州市政府分别给予一次性支持50万元、10万元。对新认定的国家级（重点）新产品，甲方帮助申报池州市政府一次性支持20万元；新认定的省级新产品，每个产品支持2万元；新获得的授权发明专利，每件支持1万元；对获得国家专利金奖、优秀奖的企业，甲方帮助申报池州市政府分别支持30万元、15万元；乙方如获得省专利金奖、优秀奖的企业认证，甲方帮助

申报池州市政府分别一次性支持 10 万元、5 万元。具体按中共池州市委、市政府池发（2015）4 号文执行。

(27) Party A shall actively support Party B to develop new products and invention patents, and for Party B's newly identified national and provincial consumption products with key information, Party A shall assist Party B to declare one-time support 50,000 yuan, and 10,000 yuan from the Chizhou Municipal Government. For the newly recognized national level (key) new products, Party A shall assist to declare one-time support 20,000 yuan from the Chizhou Municipal Government; For the newly recognized provincial level (key) new products, each product receives 20,000 yuan; for newly granted invention patents, each product receives 10,000 yuan; for enterprises who receive the certificates of provincial patent gold medal and Excellency Award, Party A shall assist to declare for one-time support 100,000 yuan and 50,000 yuan from the Chizhou Municipal Government. The specific is implemented in accordance with the document number Chifa （2015）4 issued by the CPC Chizhou Municipal Committee and City Government.

（二十八）甲方积极支持乙方提升创新示范能力，对乙方新认定为高新技术企业，甲方帮助申报池州市政府分别一次性支持 20 万元，复核通过的再支持 10 万元。乙方如被新认定为国家级、省级创新型（试点）企业，甲方帮助申报池州市政府

分别支持 50 万元、10 万元。乙方如被新认定为省级产学研联合示范企业，甲方帮助申报池州市政府一次性支持 5 万元。具体按中共池州市委、市政府池发（2015）4 号文执行。

(28) Party A shall actively support Party B to enhance the innovation and demonstration capability, and for newly recognized as a high-tech enterprise by Party B, Party A shall assist to declare one-time support 200,000 yuan from the Chizhou Municipal Government and if pass by reviewing, receives additional 100,000 yuan. For enterprises who are newly recognized as national and provincial innovation (pilot) enterprises, Party A shall assist to declare support respectively, 500,000 yuan and 100,000 yuan. If Party B shall be newly identified as a provincial-level demonstration joint enterprise for production and research, Party A shall assist to declare one-time support 50,000 yuan from the Chizhou Municipal Government. The specific is implemented in accordance with the document number Chifa （2015） 4 issued by the CPC Chizhou Municipal Committee and City Government.

（二十九）甲方负责协助乙方争取本协议以外的所有可用的优惠政策。

(29) Party A shall be responsible for assisting Party B in

obtaining all the preferential policies available outside of this Agreement.

八、双方责任：

VIII, Responsibility of Both Sides:

（一）甲方责任：

(1) Responsibility of Party A:

1、 负责安排一名副处级以上人员为项目落户提供全程服务。

1, responsible for arranging a personnel with deputy level or above to provide full service for the project.

2、若乙方购买厂房，在其房款付清后，由出售方负责办理产权证书（税费按有关规定办理），购买方协助。

2, If Party B intends to purchase the plant buildings, after the agreed selling price is paid off, the seller shall be responsible for handling property rights certificate (tax in accordance with the relevant provisions) and the purchaser should assist.

3、协助乙方办理企业注册登记相关事宜。

3, Assist Party B for business registration and related matters.

4、协助乙方组织招工事宜。

4, Assist Party B to organize the recruitment matters.

5、负责兑现相关优惠政策。

5，responsible for honoring the relevant preferential policies.

6、在同等条件下，甲方协助并介绍需要乙方产品的当地开发商或者帮助其建设。

6, Under the equal conditions, Party A shall assist and introduce the local developers who need the products from Party B, and/or who can help the construction of the buildings.

（二）乙方责任：

(2) Responsibilities of Party B:

1、乙方必须按照本协议约定的项目内容使用标准化厂房。

1. Party B must use the standardized plant buildings according to the project contents agreed in this Agreement.

2、乙方的项目必须符合国家产业政策以及集中区注册登

记、产业布局、投入产出、环境安全,节能等有关规定要求。

2. Party B's projects must comply with the national industrial policy and Concentration Zone registration, industrial layout, input and output, environmental safety and energy saving and other relevant requirements.

3、乙方需服从标准化厂房区的统一物业管理，缴纳规定的物业服务费。物业服务范围包括日常保洁、绿化养护和安全保卫等。

3，Party B shall obey the unified property management in the standardized manufacturing plant area and pay the required property service fees. Property services include daily cleaning, green conservation and security and so on.

4、乙方应将厂房、设备和物资投保，并严格按厂房的消防等级进行安排。

4. Party B should make arrangements to purchase for plant building, equipment and materials insurance, and also make strict arrangements in accordance with the level of fire rating of the plant buildings.

5、 乙方承担在履行本协议中涉及的包括但不限于项目投

资、建设、生产经营中涉及的安全责任、债权、债务等义务和责任。

5. Party B shall bear the obligations and responsibilities involved in the implementation of this Agreement, including but not limited to the safety responsibilities, liabilities and debts involved in project investment, construction, production and operation.

6、在不影响建筑物使用功能和安全的前提下，乙方允许甲方使用所租用房房屋屋顶推广太阳能应用。如果需要安装太阳能设备，乙方（乙方须具备相应资质）将经由谈判双方所同意的费用来承包安装设备。

6. Under the premise of not affecting the function and safety of the buildings, Party B shall allow Party A to promote the application of solar energy on the roof of the buildings. If solar energy is installed, Party B (Party B shall have the appropriate qualifications) shall be contracted to install the apparatus at a negotiated rate.

7、乙方在本合同正式签订 14 日内缴纳定金 330,000 元人民币到安徽江之南建设发展有限公司账户，此定金可转为租房保证金；超过规定时间一个月合同定金未足额到位的，视同乙方

自动放弃本项目。

7. Party B, within 14 days after officially signing of this contract, need to make a deposit of 330,000 yuan to Anhui Jiangnan Construction and Development Co., Ltd. account. This deposit can be converted to the rent deposit ; if sufficient contract deposit is not in place for more than a month after the due date, the non-compliance of making the deposit on time shall be regarded as Party B voluntarily given up the project.

8、若乙方未达到免租金条件时，且逾期 3 个月未向厂房产权所有方缴纳租金，甲方有权不予向乙方兑现固定资产投资补贴、标房标配补贴、租金补贴、融资担保等各项优惠政策。

8. If Party B shall fail to meet the rent-free conditions and have not paid the rent to the property owner for over 3 months, Party A shall have the right not to deliver the fixed asset investment subsidies, rent subsidies, financing guarantees and others provided by each of the preferential policies to Party B.

九、合同转让：

IX, the Transfer of the Contract:

（一）本合同未经其他方书面同意不得进行转让。

(1) This contract may not be transferred without the written consent of the other party.

（二）乙方未征得其他方书面同意，不得将本协议规定的权利和义务进行转让（包括但不限于项目公司股权转让、项目公司股权担保、承包经营、联营合作、转让项目土地等变相转让）。

(2) Party B shall not transfer the rights and obligations stipulated in this Agreement without the written consent of the other party (including but not limited to the following in disguised transactions such as transfer of the equity of the project company, the equity guarantee of the project company, contractual operation, joint operation, transfer of project land etc.).

（三）乙方及乙方设立的项目公司在履行本协议中涉及的包括但不限于乙方公司的股权变更或股权担保、涉及项目土地使用权资产的任何转让、承包、出租、合作、担保事项，在项目未全部建成开业前须征得其他方书面同意后方可办理。

(3) Party B and the project companies established by Party B involved in this Agreement, including but not limited to the shareholding alteration or equity guarantee by Party B or with regard to project land use right whose

asset transactions related to any transfer, contract, lease, cooperation and guarantee matters, Party B must, before the completion of the project and the opening of the business, obtain written consent from Party A in order to handle these transactions.

（四）违反本条约定的，其他守约方可解除协议并追究其违约责任。

(4) Where any party violates the provisions of this Article, the other compliance party may terminate the agreement and the violating party shall be held accountable for their breach of contract.

十、违约责任：

X, Responsibility for Breach of Contract:

本协议签订后，各方必须严格遵守并全面履行，如有违约按照下列方式处理：

After the signing of this agreement, the parties must strictly abide by this agreement and fully perform all the duties, if there is breach of contract, it can be handled in accordance with the following ways:

（一）甲方违约责任：

(1) Party A's liability for breach of contract:

甲方违反本合同相关条款，经整改 2 个月内仍达不到合同要求，从第三个月开始，甲方承担违约责任。这种违约的赔偿责任，包括但不限于乙方可取消部分或全部应付租金的选项。

If Party A violates the relevant provisions of this contract, the contract requirements still can't be rectified by Party A within 2 months; starting from the third month, Party A shall bear the liability for breach of contract. The Liability of such breach shall include but not limited to the execution of Party B 's option by canceling of a portion or all of any rents due.

（二）乙方违约责任：

(2) Party B breach of contract:

1、租赁期间，乙方将厂房改作不符合本合同约定的其他用途时，甲方有权告知乙方违反合约，乙方 60 天内纠正任何涉嫌的违反，如仍未达成共识，将交以仲裁程序定夺，房屋产权方有权收回该厂房使用权。

1, During the lease period, if Party B shall change the use of

plant buildings for other purposes which do not meet the agreements of this contract, the Party A has the right to advise Party B of its breach and Party B shall have 60 days to correct any suspected breach。 If an agreement of the breach can't be reached afterwards the suspected breach is subject to arbitration procedures, and Party with housing property rights (Party A) has the right to recover the plant.

2、若乙方未达到免租金条件时，且逾期 30 天不交租金，房屋产权方给出书面催缴通知；逾期 60 天仍不交租金的，房屋产权方有权收回厂房，并追究乙方的违约责任。

2, If Party B does not meet the rent-free conditions, and do not pay rent for overdue 30 days, Party with the property rights (Party A) shall give a written notice of reminder; if they still do not pay rent for overdue 60 days, Party A can take back and recover the plant buildings, and Party B shall be held liable for breach of contract.

3、若乙方未完全履行本协议各项约定，甲方有权拒绝兑现各项优惠政策。

3. If Party B fails to fully perform all the stipulations of this Agreement, Party A shall have the right to refuse to honor the preferential policies.

（三）守约方可根据本协议的约定追究违约方的违约责任。

(3) The compliance party may pursue the breach of contract according to the agreement of this contract.

十一、不可抗力：

XI. Force Majeure:

1、任何一方由于不可抗力造成的部分或全部不能履行本协议的，不承担违约责任，但应在条件允许下采取一切必要的补救措施以减少因不可抗力造成的损失。

1, Any party due to force majeure caused by some- or non-performance of this agreement, shall not bear the liability for breach of contract, but shall be allowed to take all necessary remedial measures to reduce the losses caused by force majeure.

2、遇有不可抗力的一方，应在 72 小时内将事件的情况以信件或电报（电传或传真）的书面形式通知其他方，并且在事件发生后 10 日内，向其他方提交协议不能履行或部分不能履行或需要延期履行理由的报告。

2. In the event of force majeure, the party shall notify the other party in writing within 72 hours of the occurrence of the event by letter or telegram (telex or facsimile) and within ten (10) days after the occurrence of the event, submit to the other party the

reasons of non- or part-performance of the contract or a report for the reasons to postpone the performance.

十二、其它事项：

XII, Other Matters:

1、甲方审核项目总投资、固定资产投资时，乙方应积极配合，并提供真实合法凭证。

1, When Party A audits project total investment and investment in fixed assets, Party B should actively cooperate with and provide true legal documents.

2、甲乙双方签订过的本协议应立即执行。

2. The agreements signed by both parties shall be implemented immediately.

3、本协议内容保密，除非法律要求或规定不得不发布或展示。

3, the contents of this agreement are confidential, unless the legal requirements or regulations, no party shall have the right to publish or display.

4、本协议履行过程发生争议时，各方应友好协商解决，协商解决不成的，各方同意向甲方住所地人民法院提起诉讼，适用中华人民共和国法律。除争议事项，每一缔约方应继续按照合同的规定，真诚履行义务。

4, In the event of a dispute during the implementation of this agreement, the parties should be friendly consulted to resolve the dispute. If consultation fails to resolve the dispute, the parties agree to file a lawsuit to the people 's court proceedings of Party A’s domicile, in accordance with the law of People' s Republic of China. In addition to the matters in dispute, each Party shall continue to fulfill its obligations in good faith in accordance with the provisions of the contract.

5,本合同未尽事宜或需要变更内容，各方另行协商议定，另行协商议定的协议与本协议具有同等效力。

5, If this contract has unsettled matters or the contents of the agreement needs to be changed, the parties agreed to make changes through additional negotiation, and agreement through additional negotiation just like this agreement has the same legal effect.

6、依照本合同要求给予任何一方通知或其他通讯时应同时写中文和英文，并当亲自送达或发送挂号信或邮资已付的邮件

或由公认的快递服务或传真才可视为已妥为给予。转发给有关的缔约方或缔约方的地址载列如下：

6. Notices or other communications required to be given by any Party pursuant to this Contract shall be written in both Chinese and English and shall be deemed duly given when it is delivered personally or sent registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party or Parties set forth below:

江南工业集中区管委会的安徽省地址为：池州市贵池区梅龙街道江南产业集中区管委会

电话：0566-2210999 传真：0566-2210999

Administrative Committee of Jiangnan Industry Concentration Zone of Anhui Province Address:

Jiangnan Industrial Concentration Zone Administrative Committee: Meilong Street, Guichi District, Chizhou City

Telephone:0566-2210999Fax:0566-2210999

ATI 模块化科技公司

4700 Homewood Court ,套房 100 北卡罗来纳州罗利市 27609

USA

电话：001-888-406-2713 传真：001-702-825-0100

ATI Modular Technology Corp.

4700 Homewood Court, Suite 100 Raleigh, North Carolina 27609 USA

Telephone: 001-888-406-2713 Fax: 001-702-825-0100

7、本合同一式陆份，经各方代表签字盖章后生效。本协议应采用中文和英文。英文协议与中文协议不一致的，以中文协议为准。

7, this contract has six copies. The contract becomes effective after it is signed and sealed by the representatives of each Party. This agreement shall be in Chinese and English. In the event of any inconsistency between the English and Chinese agreements, the Chinese language agreement shall prevail.

Party A （甲方）

安徽省江南产业集中区管委会

Name (姓名):

Title 头衔:

Date（日期）

2016.12.27

Party B （乙方）

12.28.2016

Name (姓名): Alton Perkins

Date （日期）

Title 头衔: Chairman 总裁

Party A （甲方）

By: /s/ Li Jianhua 12/27/2016

Name (姓名)：Li Jianhua Date（日期）

Title 头衔：Secretary & Director Development Zone

Chizhou, Anhui Province, China

Party B （乙方）

By: /s/ Alton Perkins 12/28/2016

Name (姓名): Alton Perkins Date （日期）

Title 头衔：Chairman 总裁